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                                                                   Exhibit 10.26

                              TECHNICAL ASSISTANCE

                              AND LICENSE AGREEMENT

      OWENS-BROCKWAY GLASS CONTAINER INC., a corporation organized and existing under the laws of the State of Delaware, with its principal office at One SeaGate, Toledo, Ohio 43666, hereinafter called "Owens", and CONSUMERS PACKAGING INC., a corporation organized and existing under the laws of Canada, with its principal office at 401 The West Mall, Suite 900, Etobicoke, Ontario, Canada, hereinafter called "Licensee", have agreed as follows:

      Owens has considerable expertise in the manufacture of glass containers, and Licensee desires that Owens provide certain manufacturing consulting services and associated technological and patent licenses to assist Licensee in the manufacture of glass containers.

      Owens represents that it has a strict policy and program for compliance with the antitrust laws, regulations and court decisions, and that such services and licenses will be provided in a manner consistent with such policy and program.

      Based upon the foregoing understandings, the parties have agreed as follows:

      1. For all purposes of this Agreement

            (a) The term "Affiliate" shall mean, with respect to any person, any person which directly or indirectly controls or is controlled by or is under common control with such person.

            (b) The term "control" (including the terms "controlling", "controlled by" and under "common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person.

            (c) The term "Antitrust Sensitive Information" shall mean any information (including, without limitation, information relation to pricing, costs, sales, credit, marketing or
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production capacity) which, in the opinion of the party requested to disclose or license such information, is sensitive from the standpoint of the antitrust laws of the United States or any political subdivision thereof (the "antitrust laws") and the disclosure or licensing of which, in the opinion of such party would be inappropriate from the standpoint of the antitrust laws or would result in a violation of the antitrust laws.

            (d) The term "Owens" shall mean Owens-Brockway Glass Container Inc.

            (e) The term "Owens Group" shall mean Owens and all Affiliates of Owens engaged in the manufacture of Licensed Products.

            (f) The term "Licensee Group" shall mean Licensee and all Subsidiaries of Licensee operating within the Licensed Territory which (i) manufacture Licensed Products and (ii) accept the obligations of this Agreement in writing as set forth in Attachment 1. A current list of members of the Licensee Group is set forth in Attachment 2, which may be amended from time to time by the parties.

            (g) The term "Licensee Group Technical Information" shall mean all technical facts, information, data or advice, whether written or oral (including, without limitation, reports, letters, drawings, training and operating manuals, specifications, bills of materials, photographs, advertisements, and the like), relating to furnaces, compositions, product designs, machines, molds, methods, techniques, processes, factory and administration management, which facts, information, data or advice are utilized commercially by any member of Licensee Group in the manufacture, processing, inspecting, testing and packaging of Licensed Products in the regular course of its business throughout the term of this Agreement, but shall not include:

                  (i) any facts, information, data or advice that any member of Licensee Group receives from third parties and which may not lawfully be disclosed by such member or the


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utilization of which requires the payment by any member of the Licensee Group of royalties to third parties, except as provided in the following sentence;

                  (ii) any facts, information or data that any member of Licensee Group develops for, or in cooperation with, third parties, and which such member is obliged to maintain in confidence, except as provided in the following sentence; and

                  (iii) any Antitrust Sensitive Information.

      In the event that Licensee and Owens agree that any facts, information, data or advice described in clause (i) or (ii) above shall be of significant interest to Owens or important to the implementation of this Agreement, Licensee shall, at Owens' request, use reasonable efforts to obtain the consent from any such third party to permit disclosure of such information to Owens, provided, however, that in the event Licensee shall be required to pay royalty fees or incur other costs for the use of such information. Licensee will notify Owens in writing of the type of information and the amount of royalty fees or other costs associated with the use of such information by Owens and Owens shall have the option to receive such information if Owens shall agree, in writing, to pay such royalty fees and other costs in addition to any other amounts required to be paid by Owens under the terms of this Agreement.

            (h) The term "Licensed Products" shall mean soda-lime glass containers such as bottles and jars made substantially of vitreous soda-lime silicate composition.

            (i) The term "Technical Information" shall mean all technical facts, information, data or advice, whether written or oral (including, without limitation, reports, letters, drawings, training and operating manuals, specifications, bills of materials, photographs, advertisements, and the like), relating to furnaces, compositions, product designs, machines, molds, methods, techniques, processes, factory administration and scheduling management, and access to associated computer


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services available (as provided in the second following sentence) from Owens or any transferee of Owens' computer services department, which facts, information, data, advice or computer services are utilized commercially in the Licensed Territory by any member of the Owens Group in the manufacture, processing, inspecting, testing and packaging of Licensed Products in the regular course of its business throughout the term of this Agreement, including multiple gob narrow neck press and blow forming technology and equipment and the rights thereto as developed by Owens or acquired by Owens from Hermann Heye of Obernkircken, Federal Republic of Germany (the multiple gob narrow neck press and blow forming technology, including applicable know-how and trade secrets and equipment as the same may be improved and upgraded from time to time, shall be collectively referred to as the "Multiple Gob Press and Blow Technology"), but shall not include:

                  (i) any facts, information, data, advice or computer services that any member of the Owens Group receives from third parties and which may not lawfully be disclosed by such member, or the utilization of which requires the payment by any member of the Owens Group of royalties to third parties, except as provided in the following sentence;

                  (ii) any facts, information, data, advice or computer services that any member of the Owens Group develops for, or in cooperation with, third parties, and which such member is obliged to maintain in confidence, except as provided in the following sentence;

                  (iii) any facts, data, formulas, compositions, processes, apparatus, computer programs, compilations of information or any other patented or unpatented technology, information or equipment relating to the Owens development known as *** or

                  (iv) any Antitrust Sensitive Information.

      In the event that Owens and the Licensee agree that any facts, information, data, advice or computer services described in clause (i) or (ii) above shall be of significant interest to Licensee or

*** Confidential treatment requested pursuant to Rule 406.


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important to the implementation of this Agreement, Owens shall, at Licensee's request, use reasonable efforts to obtain the consent from any such third party to permit disclosure of such information to Licensee Group; provided, however, that in the event Owens shall be required to pay royalty fees or incur other costs for the use of such information, Owens will notify Licensee in writing of the type of information and the amount of royalty fees or other costs associated with the use of such information by Licensee Group and Licensee Group shall have the option to receive such information if Licensee shall agree, in writing, to pay such royalty fees and other costs in addition to any other amounts required to be paid by Licensee Group under the terms of this Agreement. Owens and Licensee acknowledge and agree that (i) design and analytical computer services shall be available for use only at an Owens Group facility or an Owens Group controlled program bank and then only under the control and supervision of Owens personnel to help solve problems (the design and analytical computer programs themselves not being an item of Technical Information to be transferred to Licensee Group); (ii) object code type, administrative process control, and financial computer programs may be transferred to Licensee Group, and (iii) computer programs which function to provide management information (e.g., programs for product information computer and control system supervisory computer) or function to control machinery/equipment provided by any member of the Owens Group (e.g., programs for Com-Soc, Auto-Mot, batch computing furnace computer and glass conditioning computer) shall be provided by Owens only as an integral part of such machinery/equipment unless otherwise specifically agreed upon by Owens, all computer programs being considered trade secrets of Owens.

            (j) The term "Licensed Territory" shall mean the United States of America, and the Dominion of Canada.


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            (k) The term "Licensed Patent" shall mean any patent of the Licensed
Territory pertaining to Licensed Products, including the manufacture thereof, owned or acquired by Owens or in which Owens has or acquires licensable rights during the term of this Agreement and which is based on any item of Technical Information.

            (l) The term "Licensed Trade Secret" shall mean any and all Technical Information of a confidential nature or in which Owens has licensable proprietary rights such as formulas, processes, apparatus, compilations of information and the like which is used by Owens in the Licensed Territory to give it an advantage over competitors who do not use it and which is designated in writing as a trade secret at the time of disclosure or thereafter. It is understood that the term "Licensed Trade Secret" shall include both industrial and commercial trade secrets.

            (m) The term "Net Sales Price" shall mean the sales price for shipments of Licensed Products as itemized on customer invoices, debit memos and credit memos net of (i) discounts and allowances made in the ordinary course of business, (ii) expenses relating to freight, transportation, insurance, packaging and non-glass accessories or components, (iii) sales and use taxes and other similar governmental charges and (iv) returns for credit. In the case of Licensed Products sold by Licensee Group to any other person which is so closely allied to Licensee Group as to prevent arm's-length bargaining, the Net Sales Price shall be no lower than the net sales price charged by such seller for similar products sold in the same period to customers not thus closely allied. No member of Licensee Group shall change the method or system it uses to invoice customers, or otherwise change its accounting methodology, in order to reduce the amount of payments to be made to Owens under paragraph 6.

            (n) The term "person" shall mean any natural person, corporation, division of a corporation, business trust, joint venture, association, company or partnership.


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            (o) The term "Prime Rate" shall mean at any time the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York, New York.

            (p) The term "Subsidiary" shall mean a person, a majority of the total outstanding Voting Power of which is owned, directly or indirectly, by Owens or Licensee.

            (q) "Voting Power" when used with reference to the capital stock of, or other ownership interest in, any person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to exercise rights in respect of such person equivalent to the right to vote in the election of directors (if such person is not a corporation).

      2. During the term of this Agreement, Owens shall:

            (a) Have its representatives meet from time to time, and whenever reasonably requested by Licensee, with representatives of Licensee Group to review the scope and content of any Technical Information of interest to Licensee Group and to work out with Licensee practical procedures for promptly conveying any item of Technical Information to Licensee Group.

            (b) Furnish Licensee Group on a timely basis with copies of technical reports and manuals relating to any item of said Technical Information which are prepared from time to time by any member of the Owens Group for distribution among plants in the Licensed Territory and which in the judgment of Owens may be of interest to Licensee Group.

            (c) Furnish or make available to the designated representative of Licensee Group, on a timely basis, any Technical Information requested by any of them; provided, however, that requests shall in each case be specific items of Technical Information, and the obligation of Owens hereunder shall be limited:


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                  (i) to supplying drawings, manuals, specifications, bills of material, and the like, only to the extent that Owens has prepared such material for its own use, or for the use of third parties; and

                  (ii) as to all Technical Information, to cause each such request to be fully and fairly answered to the best of the ability of Owens.

      Upon receipt of invoices from Owens from time to time, Licensee shall promptly reimburse Owens for any expenses at Owens' normal internal costs which Owens shall incur, including freight, shipping expenses and reproduction of documents, in furnishing information requested by Licensee Group pursuant to this paragraph 2.

      3. Owens shall, upon Licensee's prior written request:

            (a) Arrange for duly authorized representatives of Licensee Group to visit factories, selected by Owens, where Technical Information is used in manufacturing, testing and inspecting Licensed Products, and to inspect, at such factories, all such operations utilizing Technical Information, provided, however, that Owens shall not be obligated to arrange for visits to an extent that by reason of the number of visits or the number of representatives, such visits will interfere with the operation of such factories, provided, further, that Owens shall not expose representatives of Licensee Group to Antitrust Sensitive Information.

            (b) Make available to Licensee Group at offices, factories or laboratories of Owens, the services of representatives of Owens, who are familiar with the manufacture of Licensed Products, for consultation and advice concerning Licensee Group's manufacture thereof.

            (c) Arrange for representatives of Owens to consult with and advise Licensee Group on the purchase by Licensee Group from third parties of any machines or devices which are used by Owens in the manufacture, testing or inspection of Licensed Products.


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            (d) Owens shall not be required to provide more than *** man-days of all the services described in paragraph 3(a), 3(b) and 3(c) above in any calendar year.

            (e) Make available to Licensee Group at the plants of Licensee Group in the Licensed Territory the services, for not more than an aggregate of *** man-days in any calendar year, of one or more representatives of Owens who are familiar with the commercial manufacture of Licensed Products for consultation and advice concerning the Licensee Group's manufacture thereof.

            (f) When such consultation takes place away from the Owens representative's place of regular employ, Licensee Group shall pay Owens the amount of (i) the reasonable travel and subsistence expenses which will be incurred by any such representative in traveling from his place of regular employ, visiting, and returning to his place of regular employ from the plants of Licensee Group, and (ii) the total cost to Owens of any such representative, for the entire period any such representative is away from his regular place of employ for consultation with Licensee Group.

      4. (a) Each member of Licensee Group agrees that all Technical Information made available or disclosed by Owens in accordance with the terms of this Agreement is solely for Licensee Group's use in the Licensed Territory in accordance with this Agreement and shall remain the property of Owens, and that, for the term of this Agreement plus five (5) years from termination, each member of Licensee Group will take all reasonable care to keep any and all such Technical Information confidential and shall not disclose such Technical Information to any third party (including, without limitation, any person that has an ownership interest in any member of Licensee Group, unless such person otherwise has right of access to Technical Information under this Agreement) or to any director of any member of Licensee Group who is known to Licensee to be an officer, director, partner, employee or at least 10% stockholder of any person that (x) is a commercial customer or an Affiliate of a commercial customer for glass containers (a "Customer") or (y) is

*** Confidential treatment requested pursuant to Rule 406.


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engaged in the manufacture or is an Affiliate of a person engaged in the manufacture of rigid containers of glass, metal or plastic (a "Manufacturer"), unless such Technical Information (i) becomes generally available to the public other than as a result of a disclosure by, or other wrongful act of, any member of Licensee Group, (ii) was lawfully available to any member of Licensee Group or any of its Affiliates from a source other than an Owens Group or an Owens Group authorized source on a nonconfidential basis prior to its disclosure by any member of Owens Group, (iii) becomes available to any member of Licensee Group on a nonconfidential basis from a source other than any member of Owens Group or an Owens Group authorized source, provided that such source is not bound by a confidentiality agreement with any member of Owens Group known to any member of Licensee Group or (iv) is required by applicable law to be disclosed.

            (b) Each member of Licensee Group agrees to provide the security necessary to protect Licensed Trade Secrets under the laws of the State of Ohio and the laws of the United States of America.

            (c) Further, and without limitation on the other particular obligations of confidence recited herein, none of the members of Licensee Group shall disregard the obligations of confidence by using the Technical Information given any member of Licensee Group to guide a search by it of publications and other publicly available information, to select a series of items of knowledge from unconnected sources, and to fit them together by use of the integrated disclosure of Technical Information from Owens to justify its disregard of the obligations of confidence.

            (d) None of the members of Licensee Group has the right to disclose Technical Information which it is obliged to maintain in confidence under paragraph 4(a) to any subcontractor without prior approval by Owens. Such consent shall not be withheld if the


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subcontractor is reasonably acceptable to Owens and appropriate safeguards are provided to protect the confidentiality of, and any proprietary rights of Owens in, such material.

            (e) Owens and Licensee agree that each member of Licensee Group can fulfill its obligations of confidentiality by instituting and maintaining reasonable security precautions, which may include confidentiality agreements for appropriate employees and limited access to Technical Information within Licensee Group's organization on a need-to-know basis.

      5. Owens hereby grants to Licensee Group, for the term of this Agreement, a non-transferable (except as provided herein), non-exclusive, indivisible right and license in the Licensed Territory to use Technical Information (including, without limitation, Licensed Patents and Licensed Trade Secrets) in the manufacture, use and sale of Licensed Products. This license does not include the right to manufacture machinery and equipment embodying Technical Information in the Licensed Territory, provided that members of Licensee Group may manufacture molds for the exclusive use of members of Licensee Group so long as any molds which incorporate Technical Information are not transferred to any third party or may manufacture Customer-owned molds not incorporating Technical Information which molds may be transferred to such Customer or at such Customer's direction. This Agreement does not restrict the sale throughout the world of Licensed Products made in the Licensed Territory by any member of Licensee Group; provided, however, that each member of Licensee Group acknowledges that this Agreement does not grant to any member of Licensee Group any license under the patents, trade secrets or other intellectual property rights of Owens in any country outside of the Licensed Territory.

      6. In consideration of the performance of the obligations of Owens under paragraphs 2 and 3, and of the rights granted in respect of Technical Information (including Licensed Patents and Licensed Trade Secrets under paragraphs 4 and 5), and in addition to the payment of expenses as


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provided in paragraphs 2 and 3, Licensee Group shall pay and remit to Owens royalty payments equal to *** of the Net Sales Price of all Licensed Products manufactured under this license which are sold or otherwise transferred by Licensee Group during the term of this Agreement. Such royalty payments shall be calculated during the term of this Agreement as of the end of each calendar quarter and, to the extent applicable, amounts denominated in a foreign currency shall be converted into United States Dollars using the official exchange rate if one exists or otherwise at the exchange rate announced by Citibank, N.A. of New York, New York as of such date.

      It is understood and agreed that these royalty payments based upon Net Sales Price are for the administrative convenience of the parties in avoiding determinations of the extent of the use of the various Licensed Patents and Licensed Trade Secrets, and associated bookkeeping and reporting, and include the payment for patent rights under the Licensed Patents.

      In addition to the patent licenses and rights obtained under the Licensed Patents, the parties agree that the royalty payments based on Net Sales Price are in consideration for the right of access to Technical Information, the right to use unpatented Technical Information and Licensed Trade Secrets, the right of access to Owens' technical representatives, and the right to access of and use of patented and unpatented improvements in Technical Information. The parties agree that the fair value of these rights and licenses is as specified herein.

      Licensee Group shall further pay all taxes and governmental impositions of every character, other than income and similar taxes (including those which must be withheld by Licensee Group on account for Owens), required by law to be paid by Owens or any member of Licensee Group as a tax upon, or as a condition or prerequisite of receipt of, payments provided for by this paragraph 6 or by other provisions of this Agreement. As to any income and similar taxes withheld from payment

*** Confidential treatment requested pursuant to Rule 406.


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hereunder. Licensee Group shall provide Owens with certificates evidencing the payment and amount of such taxes.

      It is contemplated by the parties that Licensee will be responsible for collecting all reports and payments due Owens and to deliver such reports and payments to Owens to insure the performance of the terms and conditions of this Agreement by the members of Licensee Group. Notwithstanding anything to the contrary contained herein, each member of the Licensee Group shall be jointly and severally responsible for the full performance of all of the obligations of the Licensee Group hereunder.

      7. (a) All obligations of Licensee Group under this Agreement shall be paid at such place as Owens shall designate and in United States Dollars. Payments under paragraph 6 shall be made within thirty (30) days after the end of each calendar quarter for all Licensed Products sold or otherwise transferred by Licensee Group during said calendar quarter. All other payments due Owens by Licensee Group under this Agreement shall be made within thirty (30) days after receipt of Owens' invoice.

            (b) Any payments not made by Licensee Group to Owens on or before the due date thereof shall bear interest from and after the due date at the Prime Rate in effect on the date payment is due, such interest rate to be adjusted at the beginning of each calendar month thereafter. Even though nonpayment by Licensee Group might result in termination of this Agreement by Owens, such interest shall continue to accrue until complete payment including accrued interest is made. Licensee Group's obligations under this paragraph to pay such accrued interest to Owens at the earliest possible time shall not be nullified by the occurrence of any contingency referred to in paragraph 17 hereof.


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      8. Each member of Licensee Group shall keep accurate records showing the quantity, gross sales prices, allowable deductions, Net Sales Price, purchasers, and date of sale or other transfer of all Licensed Products sold or otherwise transferred by such member during the term of this Agreement, and Licensee shall furnish Owens, within thirty (30) days after the end of each calendar quarter, a certificate signed by an officer of Licensee showing the aggregate Net Sales Price for all Licensed Products sold or otherwise disposed of by each such member of Licensee Group during said calendar quarter. Licensee Group shall, upon written request by Owens, make said records available for inspection at its place of business during normal business hours and on a confidential basis, by an independent Certified Public Accountant of national standing which is designated by Owens (and which is reasonably acceptable to Licensee) who shall certify to Owens only the amount of payments due for the period examined. Such Certified Public Accountant shall agree not to communicate to Owens or any other member of Owens Group any information which it shall acquire during such inspection, other than the amount of payments due to Owens. In the event of any disagreement between Licensee and Owens as to the amount of payments due Owens arising solely as a result of a disagreement in the calculation of the royalties, Licensee and Owens agree that the amount of payments certified by such Certified Public Accountant shall, absent manifest error, be deemed to be the amount of payments due to Owens.

      9. (a) To permit both parties to obtain the full benefits of an efficient exchange of technical information, Licensee Group shall permit, upon the prior written request of Owens, duly authorized representatives of Owens to inspect Licensee Group plants manufacturing Licensed Products, provided, however, that Licensee Group shall not be obligated to permit visits to an extent that by reason of the number of visits or the number of representatives such visits will interfere with the operations of Licensee Group plants, provided, further, that Licensee Group shall not expose


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Owens' representatives to Antitrust Sensitive Information. Owens will bear all of the expenses of its representatives during the visits described in this paragraph.

            (b) Licensee Group shall convey or transmit any specific item of information on Licensed Products at its disposal, which is utilized by Licensee Group commercially in the manufacture of Licensed Products, during such visits or in response to requests for such information by Owens at other times, except information that Licensee Group is bound to keep secret or confidential in accordance with a contract with a third party or information which is Antitrust Sensitive Information.

            (c) Owens agrees that all Licensee Group Technical Information made available or disclosed by any member of Licensee Group in accordance with the terms of this Agreement is solely for the use of the Owens Group and shall remain the property of such member, and that, for the term of this Agreement plus five (5) years from termination, each member of Owens Group will take all reasonable care to keep any and all such Licensee Group Technical Information confidential, and shall not disclose such Licensee Group Technical Information, unless such Licensee Group Technical Information (i) becomes generally available to the public other than as a result of a disclosure by, or other wrongful act of, any member of Owens Group, (ii) was available to any member of Owens Group or any of its Affiliates on a nonconfidential basis prior to its disclosure by any member of Licensee Group, (iii) becomes available to any member of Owens Group on a nonconfidential basis from a source other than any member of Licensee Group, provided that such source is not bound by a confidentiality agreement with any member of Licensee Group known to any member of Owens Group or (iv) is required by applicable law to be disclosed. Owens agrees to provide the security necessary to protect Licensee's proprietary information under the laws of the State of Ohio and the laws of the United States of America.


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            (d) Upon receipt of invoices from Licensee from time to time, Owens shall promptly reimburse Licensee Group for any expenses incurred by Licensee Group in furnishing information requested by Owens pursuant to this paragraph 9 (including, without limitation, expenses relating to freight, shipping and the reproduction of documents), at a rate equal to Licensee Group's normal internal costs for such services.

      10. Each member of Licensee Group agrees to grant to each member of Owens Group for a reasonable royalty to be negotiated, and on terms and conditions substantially similar to the terms and conditions of this Agreement, a nonexclusive, nontransferable, indivisible right and license to make, use and sell Licensed Products in any country of the world under any Licensee Group Technical Information relating to Licensed Products or the manufacture thereof owned by Licensee Group during the term of this agreement.

      11. (a) Owens will use its best efforts in providing consulting advice and technical services under this Agreement, although Owens does not guarantee or in any way warrant that Licensee Group will achieve specific performance objectives through implementation of Owens' Technical Information or advice.

            (b) Owens makes no warranty or representation that Licensee Groups' utilization of Technical Information in the Licensed Territory will not infringe patents valid therein which are owned by parties other than Owens, nor any warranty or representation as to the validity or scope of any patent under which a license is granted to Licensee Group under this Agreement. The obligations of Licensee Group to Owens shall be in no way affected, and no obligation of any character of Owens to Licensee Group shall be created, by the fact that the utilization of any Technical Information in the Licensed Territory might infringe the patent rights of others. Licensee


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Group assumes all risks of liability to any third person by reason of infringement of patents or other rights owned by third persons.

            (c) Licensee Group assumes all legal risks of claims and lawsuits (including but not limited to product liability claims, health and safety related claims, environmental pollution related claims and patent infringement claims) associated with Licensee Group's implementation of advice or Technical Information received from Owens, and Licensee Group agrees to indemnify and hold Owens harmless against all reasonable costs, expenses and damages which may result to Owens from Licensee Group's implementation of advice or Technical Information from Owens. It is understood, however, that Owens shall provide reasonable assistance in defense of any such claims based on the Licensee Group's use of Technical Information as received from Owens at Licensee Group's request and expense.

      12. (a) This Agreement shall become effective as to Licensee and Owens upon the date (the "Effective Date") that: (i) this Agreement shall have been executed by each of the parties and (ii) the Closing (as defined in Section 2.07 of that Asset Purchase Agreement, dated as of December 18, 1996, among Anchor Glass Container Corporation, Licensee and Owens) shall have occurred, and shall be effective until the fifth anniversary of the Effective Date (the "Expiration Date"). It is understood, however, that Licensee shall have the option to extend the term for an additional five (5) year period after the Expiration Date under the same terms and conditions by providing Owens with written notice of its intent to so extend at least one year prior to the Expiration Date.

            (b) In the event that the aggregate amount of royalties paid to Owens under paragraph 6 with respect to the period beginning on the Effective Date and ending on the date two years following the Effective Date do not equal at least *** , Owens and

*** Confidential treatment requested pursuant to Rule 406.


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Licensee shall negotiate in good faith to amend the royalty rate to provide an adequate return to Owens for a negotiation period not to exceed six months from the second anniversary of this Agreement. If Owens and Licensee are unable to agree upon an amendment to the royalty fee as provided in this clause (b) during such six month period, then Owens shall have the unilateral right to terminate this Agreement upon 30 days' prior written notice to Licensee.

      13. In the event that at the time of any termination of this Agreement (other than (i) a termination by Owens under paragraph 12(b) or 14(a) or (ii) any termination of this Agreement by a trustee, receiver or similar official in a bankruptcy, receivership or similar proceeding in respect of any member of the Licensee Group), any member of Licensee Group is using any Technical Information, then, upon written request to Owens made prior to any such termination, Owens shall grant Licensee Group a non-exclusive, nontransferable (except as described below), perpetual license to utilize such Technical Information. Any license granted under this paragraph shall contain provisions
(i) for payment of a reasonable royalty to be agreed upon between Owens and Licensee or determined as provided hereinafter, (ii) for periodic inspection by an independent Certified Public Accountant of national standing which is designated by Owens (and which is reasonably acceptable to Licensee) who shall agree not to communicate to Owens any information which it shall obtain during such inspection, other than the amount of royalty fees due to Owens, of Licensee Group's books and records relating to the royalties payable who shall certify to Owens only the amount of royalty payments due for period examined, (iii) for the cancellation of the license upon failure of any member of Licensee Group to permit the inspection of its books and records as herein provided, (iv) for the transfer or extension of the license to any member of the Licensee Group (whether or not such members exists at the time of termination), and (v) for maintaining the confidentiality of such Technical Information and for restricting the transfer of the capital stock of or other ownership interest in, or any plants which utilize Technical Information of, any member of Licensee Group, in each case in a form substantially similar to the related terms of this Agreement. Upon receipt of a request for a license under the provisions of this paragraph, Owens shall advise Licensee of the royalty which it deems reasonable for the license of the Technical Information. If Owens and Licensee are unable to agree upon a reasonable royalty within ninety (90) days from the date on which such request for a license is received by Owens, the matter of the determination of a reasonable royalty for the Technical Information shall be submitted for arbitration in accordance with the terms of paragraph 16. The cost of such arbitration proceedings shall be shared equally by Owens and Licensee.

      14. (a) This Agreement may be terminated by either party hereto upon any substantial default of the other party by giving written notice specifying the default, and such termination shall become effective at the expiration of sixty
(60) days, unless such default is cured within that time or unless the matter has been referred to arbitration in accordance with paragraph 16 of this Agreement.

            (b) In the event of (i) a termination by Owens under paragraph 12(b) or 14(a) or (ii) any termination of this Agreement by a trustee, receiver or similar official in a bankruptcy, receivership or similar proceeding in respect of any member of Licensee Group, Licensee Group shall not retain any right to use any Technical Information which Licensee Group is obligated to maintain in confidence under paragraph 4, and shall cease use of such Technical Information immediately and Licensee Group agrees to return all Technical Information materials furnished by Owens (including copies and excerpts therefrom) upon request of Owens. Except as provided in the foregoing sentence, at the time of termination of this Agreement, Licensee Group may obtain a license to continue to use Technical Information, Licensed Patents and Licensed Trade Secrets as specified in paragraph 13.

      15. Except as otherwise provided in this Agreement, all notices, consents, requests and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or three days after being mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the immediately succeeding sentence (or at such other address for a party as shall be specified by like notice). Notices to Owens shall be addressed to Owens-Brockway Glass Container Inc., One SeaGate, Toledo, Ohio 43666, Attention of Licensing Manager, and notices to Licensee shall be addressed to Consumers Packaging Inc., 401 The West Mall, Suite 900, Etobicoke, Ontario, Canada.

      16. All disputes or inabilities to agree arising in connection with this Agreement which cannot be settled by discussion and mutual accord between the parties at the level of at least Corporate Vice President shall be submitted to arbitration under the rules of the American Arbitration Association , but no arbitration proceeding may revoke or revise any provision of this Agreement. The seat of the arbitration shall be in New York City, New York. Demand for arbitration shall be made in writing and shall be served upon the party to whom the demand is addressed by registered mail A mere registered letter will suffice for valid submission to the arbitration court, an agreement of submission to arbitration prior thereto not being necessary. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

      17. If the performance of this Agreement, or of any obligation hereunder is prevented, restricted, or interfered with by reason of

            (a) Fire, explosion, breakdown or plant failure of machinery, strike, lockout, labor dispute, casualty or accident, lack of or failure in whole or in part of transportation facilities, epidemic, cyclone, flood, drought, lack of or failure in whole or in part of sources of supply of labor, raw materials, or power;

            (b) War, revolution, civil commotion, acts of public enemies, blockades or embargo;

            (c) Any law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority or representative of any such government; or

            (d) Any other acts whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of a party hereto, the party so affected, upon giving prompt notice to the other party, shall be temporarily excluded from such performance to the extent of such prevention, restriction or interference, except that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall make up, continue and complete full performance hereunder with the utmost dispatch whenever such causes are removed; provided, however, that in the event Owens or any member of Licensee Group chooses to consent to the entry of a judgment against it by a United States court of competent jurisdiction or enter into a consent decree with any governmental instrumentality or authority rather than incur substantial expenses or great inconvenience, the entry of such judgment or consent decree shall excuse the consenting party from performance hereunder to the extent that such judgment or consent decree forbids or restrains such performance.

      18. (a) Nothing herein shall be construed as requiring any member of either party to disclose to the other party any knowledge or information in violation of the laws of any country having jurisdiction over such party or in violation of the rules, regulations, or requirements of any department, division, or agency of any such country. Nothing in this Agreement shall authorize the disclosure of classified security information, material, or know-how of the government of the United States.

            (b) Licensee Group agrees, with respect to any Technical Information that it receives from Owens hereunder, not to transmit such data to any third party, and not to sell products produced by the use of such data to any third party, when such transmission or sale would be in violation of any laws or regulations of the United States, including, but not being limited to, regulations of the United States Department of Commerce regarding the export of technical data and the direct products thereof.

      19. Whenever this Agreement requires that a representative or representatives of either party to this Agreement meet with a representative or representatives of the other party to this Agreement, each such party shall use its best efforts to accommodate any reasonable request from the other party regarding the identity or qualifications of the representative or representatives of such party.

      20. This Agreement shall supersede (i) the terms of any other license or similar agreement between Owens and Licensee and any other license or similar agreement between Owens and any person in respect of the Licensed Territory which is or becomes a member of Licensee Group, including the agreement entitled Limited License Agreement between Owens-Brockway Glass Container Inc. and Consumers Packaging Inc. of June 2, 1995, and (ii) the terms of any license or similar agreement between Owens and Container Holdings Corp., Anchor Glass Container Corp. and any subsidiary or affiliate thereof in respect of any and all assets transferred to Licensee by or from any such person, including the Technical Assistance and Licensing Agreement between Owens and Container Holdings Corp. dated August 9, 1989.

      21. Notwithstanding anything to the contrary contained in this Agreement, none of John J. Ghaznavi ("Ghaznavi"), any Affiliates of Ghaznavi or any member of Licensee Group will, without Owens' consent which shall not be unreasonably withheld, (i) issue or transfer a majority of the capital stock or other ownership interest or (ii) otherwise directly or indirectly effect a change in control in any member of Licensee Group to any Customer or Manufacturer other than, in each case, to any other member of Licensee Group. Notwithstanding anything to the contrary contained in this Agreement, no member of Licensee Group shall sell or otherwise transfer any plant owned or operated by any member of Licensee Group which utilizes Technical Information (including Licensed Trade Secrets or Licensed Patents) to any Customer or Manufacturer, other than to any other member of Licensee Group. Owens will, not later than ten days after written request by Licensee, confirm to Licensee whether or not Owens considers a person identified by Licensee to be a Customer or Manufacturer. For purposes of the foregoing, it is expressly understood that it shall not be unreasonable for Owens to withhold its consent to a transfer hereunder to a Manufacturer that is a significant competitor of Owens, any of its affiliates or licensees. This provision shall not apply to the transfer of the capital stock or other ownership interest of any member of the Licensee Group (other than the entity to be formed by Licensee, or any successor or subsidiary of that entity, that will or does assume Licensee's obligation under the Asset Purchase Agreement dated as of December 18, 1996, between Anchor Glass Container Corp., Owens and Licensee ("New Anchor")), or any plant owned or operated by any member of the Licensee Group (other than New Anchor), which does not utilize Technical Information in any equipment or machinery (such as furnaces, refiners, forehearths, electric boosts, feeding and delivery systems, forming machines, inspection equipment, and the like) that is purchased, installed or designed subsequent to the Effective Date.

      22. Licensee will give Owens not less than thirty (30) days' prior written notice of any transfer permissible under paragraph 21 of this Agreement. Promptly after receipt of such notice Owens will offer to enter into a technical assistance and license agreement with such transferee with terms substantially similar to the terms of this Agreement including, without limitation, paragraphs 4, 13, 14, 21 , and 22. The amount of the royalty payment shall be reasonably agreed by negotiation between Owens and such transferee. In the event Owens and such transferee do not promptly agree as to the amount of the royalty, the determination of a reasonably royalty shall be submitted for arbitration in accordance with paragraph 16, provided that the royalty rate shall in any event not be less than the royalty rate specified in paragraph 6. Any such transfer shall not be consummated prior to the time Owens and such transferee have entered into such technical assistance and license agreement, unless Owens has failed to comply with the provisions of this paragraph.

      23. This Agreement shall be construed according to and governed by the laws of the State of Ohio.

      24. This Agreement can only be amended in writing by duly authorized officers of the respective parties, and shall be binding upon the successors of Licensee and the successors and assigns of Owens, but in that it involves personal technical services of the parties hereto shall not be assignable by Owens or any member of Licensee Group, except any member of Licensee Group may assign a security interest in this Agreement to any bank or other financial institution and except as otherwise expressly provided herein, without the prior written consent of the other party.

CONSUMERS PACKAGING INC.              OWENS-BROCKWAY GLASS CONTAINER INC.


By: /s/ John J. Ghaznavi              By: /s/illegible
   ----------------------------          ----------------------------
Title: Chairman                       Title: Vice President
       ------------------------              ------------------------
Date 12/18/96                         Date 12/18/96
     --------------------------            --------------------------

As to Paragraph 21:

JOHN J. GHAZNAVI


/s/  John J. Ghaznavi
-------------------------------

G&G INVESTMENTS, INC.


By /s/ John J. Ghaznavi
   ----------------------------
Title  Chairman
       ------------------------
Date 12/18/96
     --------------------------

                                  ATTACHMENT 1

      In consideration for the right to receive the benefits of a member of the Licensee Group under the Technical Assistance and Licensee Agreement between Owens-Brockway Glass Container Inc. and Consumers Packaging Inc., Glenshaw Glass Company hereby agrees to accept the obligations as a member of the Licensee Group as set forth in such Technical Assistance and License Agreement.

CONSUMERS PACKAGING INC.              LICENSEE GROUP MEMBER


By: /s/ John J. Ghaznavi              By: /s/ John J. Ghaznavi
   ----------------------------          ----------------------------
Title: Chairman                       Title: Chairman
       ------------------------              ------------------------
Date: 12/18/96                        Date: 12/18/96
     --------------------------            --------------------------

OWENS-BROCKWAY GLASS CONTAINER INC.


By: /s/illegible
   ----------------------------
Title: Vice President
       ------------------------
Date: 12 December 1996
     --------------------------

                                  ATTACHMENT 1

      In consideration for the right to receive the benefits of a member of the Licensee Group under the Technical Assistance and Licensee Agreement between Owens-Brockway Glass Container Inc. and Consumers Packaging Inc., Hillsboro Glass Company hereby agrees to accept the obligations as a member of the Licensee Group as set forth in such Technical Assistance and License Agreement.

CONSUMERS PACKAGING INC.              LICENSEE GROUP MEMBER


By: /s/ John J. Ghaznavi              By: /s/ John J. Ghaznavi
   ----------------------------          ----------------------------
Title: Chairman                       Title: Chairman
       ------------------------              ------------------------
Date: 12/18/96                        Date: 12/18/96
     --------------------------            --------------------------

OWENS-BROCKWAY GLASS CONTAINER INC.


By: /s/illegible
   ----------------------------
Title: Vice President
       ------------------------
Date: 18 December 1996
     --------------------------

                                  ATTACHMENT 2


                             Licensee Group Members


                             Glenshaw Glass Company

                             Hillsboro Glass Company

                                  ATTACHMENT 1

      In consideration for the right to receive the benefits of a member of the Licensee Group under the Technical Assistance and Licensee Agreement between Owens-Brockway Glass Container Inc. and Consumers Packaging Inc., Anchor Glass Container Corporation hereby agrees to accept the obligations as a member of the Licensee Group as set forth in such Technical Assistance and License Agreement.

CONSUMERS PACKAGING INC.              LICENSEE GROUP MEMBER


By: /s/ John J. Ghaznavi              By: /s/ John J. Ghaznavi
   ----------------------------          ----------------------------
Title: CEO                            Title: Chairman and CEO
       ------------------------              ------------------------
Date: February 5, 1997                Date: February 5, 1997
     --------------------------            --------------------------

OWENS-BROCKWAY GLASS CONTAINER INC.


By: /s/illegible
   ----------------------------
Title: Vice President
       ------------------------
Date: February 5, 1997
     --------------------------